EXHIBIT 99.7

FREDDIE TICKET

Deal Name:              GSAA 2005-2
Class Name:             1A1
Size:  Approx           90,044,000
Coupon:                 L+27
Legal final:            Dec 2034
Settle date:            Jan 28, 2005
Dated date =            SETTLE DATE
First pay:              Feb 25, 2005
CUSIP:                  to follow
$ price:                100.00

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.